EXECUTION VERSION

AMENDMENT NO. 10 TO CREDIT AGREEMENT

AMENDMENT NO. 10 (this “Amendment”), dated as of May 2, 2023 to the Credit Agreement, dated as of September 24, 2015, among each trust listed on Schedule 2 hereto, the Banks and other lending institutions party thereto (the “Existing Banks”), and State Street Bank and Trust Company, as Agent (in such capacity the “Agent”), as amended, supplemented or otherwise modified by Joinder Agreement No. 1, dated as of August 29, 2016, Letter Agreement, dated as of August 29, 2016, Amendment No. 1 to Credit Agreement, dated as of September 22, 2016, Notice Letter, dated October 5, 2016, Notice Letter, dated February 22, 2017, Notice Letter, dated April 19, 2017, Amendment No. 2 to Credit Agreement, dated as of September 21, 2017, Amendment No. 3 to Credit Agreement, dated as of September 20, 2018, Consent No. 1, dated as of November 30, 2018, Notice Letter, dated May 31, 2019, Consent No. 2, dated as of June 24, 2019, Amendment No. 4 to Credit Agreement, dated as of September 19, 2019, Amendment No. 5 to Credit Agreement, dated as of October 18, 2019, and Amendment No. 6 to Credit Agreement and Consent No. 3, dated as of August 27, 2020, Amendment No. 7 to Credit Agreement, dated as of October 16, 2020, Consent No. 4, dated as of March 30, 2021, Amendment No. 8, dated as of October 15, 2021, Consent No. 5, dated as of July 1, 2022, and Amendment No. 9, dated as of October 14, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”).

Recitals

I.       Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.       For purposes of this Amendment (i) “Existing Fund” means each Fund which appears on Schedule 2 to the Credit Agreement as in effect immediately prior to the Amendment Effective Date (defined below), (ii) “Continuing Fund” means each Existing Fund which appears on Schedule 2 to this Amendment, (iii) “New Fund” means each Series which does not appear on Schedule 2 to the Credit Agreement as in effect immediately prior to the Amendment Effective Date and which does appear on Schedule 2 to this Amendment, (iv) “Existing Borrower” means each Borrower immediately prior to the Amendment Effective Date, (v) “Continuing Borrower” means an Existing Borrower that will be a Borrower on the Amendment Effective Date, (vi) “New Borrower” means a Series Borrower acting on behalf of and for the account of a New Fund, and (vii) “Amendment Borrowers” means each Continuing Borrower and each New Borrower.

III.       As of the date hereof, with respect to each Fund listed on Schedule 2 to the Credit Agreement prior to the Amendment Effective Date (defined below), but not listed on Schedule 2 hereto (each, a “Departing Fund”), the Related Company thereof acting on behalf of and for the account of such Departing Fund desires that such Departing Fund be removed from the Credit Agreement and the other Loan Documents as a “Fund” thereunder.

IV.       The Amendment Borrowers desire to add each New Fund as a “Fund” for all purposes of the Loan Documents.

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V.       The Amendment Borrowers, the Existing Banks and the Agent desire to add JPMorgan Chase Bank, N.A. (the “New Bank”) as a “Bank” for all purposes of the Loan Documents. For the purposes of this Amendment, the Existing Banks and the New Bank shall be referred to collectively as the “Amendment Banks”.

VI.       The Amendment Borrowers desire to amend the Credit Agreement and the Agent and the Required Banks have agreed thereto, in each case upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                  The New Bank is hereby added as a “Bank” for all purposes of the Loan Documents.

2.                  Each New Fund is hereby added as a “Fund” for all purposes of the Loan Documents.

3.                  For purposes hereof, the following terms have the following meanings when used herein:

“Added Text” means characters indicated textually in the same manner as the following example: double underlined text.

“Marked Credit Agreement” means the copy of the Existing Credit Agreement attached hereto as Annex A.

“Stricken Text” means characters indicated textually in the same manner as the following example: ~~stricken text~~.

4.                  The Existing Credit Agreement (other than the Exhibits and Schedules thereto) is hereby amended to delete the Stricken Text and to add the Added Text, in each case as set forth in the Marked Credit Agreement (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”).

5.                  Schedule 1 of the Existing Credit Agreement is hereby amended and restated in the form of Schedule 1 hereto. Schedule 2 of the Existing Credit Agreement is hereby amended and restated in the form of Schedule 2 hereto. Exhibit C to the Existing Credit Agreement is hereby amended and restated in the form of Exhibit C hereto.

6.                  If one or more Loans to one or more Existing Borrowers shall be outstanding on the Amendment Effective Date (defined below), then on the Amendment Effective Date (a) each Amendment Bank shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit D attached to the Amended Credit Agreement, pursuant to which each Amendment Bank shall have assigned to each other

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Amendment Bank a portion of its Loans to each Existing Borrower necessary to reflect proportionately the Commitments as set forth on Schedule 1 hereto, and (b) in connection with such assignment, each Amendment Bank shall pay to the Agent, for the account of the other Amendment Banks, such amount as shall be necessary to appropriately reflect the assignment to it of Loans pursuant to this paragraph.

7.                  Paragraphs 1 through 6 of this Amendment shall not be effective until the earliest date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

(a)                the Agent shall have received from each Amendment Borrower and Required Banks either (i) a counterpart of this Amendment executed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)               the Agent shall have received from each Amendment Borrower a manually signed certificate from the Clerk, Secretary or Assistant Secretary (or other officer acceptable to the Agent) of such Amendment Borrower, dated the Amendment Effective Date, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of each Amendment Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by such Amendment Borrower’s Managing Body approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, and (iii) (x) in the case of each Existing Borrower certifying that such Existing Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since October 14, 2022 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification and (y) in the case of each New Borrower, attaching a true, complete and correct copy of such New Borrower’s Charter Documents, Offering Document and such other material as accurately and completely sets forth all Investment Policies and Restrictions of such New Borrower not reflected in its Offering Document, most recent investment management agreements, annual and semiannual reports, Pricing Procedures, and Custody Agreement;

(c)                the Agent shall have received a new Federal Reserve Form U-1 for each Bank (including any New Bank) with respect to each Amendment Borrower, in all respects satisfactory to the Agent;

(d)               the Agent shall have received for the account of each Bank (including the New Bank) an upfront fee in an amount equal to 0.04% of such Bank’s Commitment (after giving effect to this Amendment); provided that (x) with respect to State Street Bank and Trust Company such upfront fee shall be pro-rated for the number of days beginning with October 13, 2023 to, but not including, the Termination Date (after giving effect to this Amendment) and (y) with respect to the New Bank such upfront fee shall not be so pro-rated;

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(e)                receipt by the Agent of all information reasonably requested by any Bank related to compliance by the Amendment Borrowers with applicable rules and regulations, including without limitation, Rule 18f-4 under the Investment Company Act;

(f)                 the Agent shall have received such information as the Agent, at the request of any Bank (including any New Bank), shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(g)               the Agent shall have received all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and disbursements of counsel to the Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date.

8.                  Each Amendment Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the Amendment Effective Date, no Default has occurred and is continuing, and (2) the representations and warranties by such Amendment Borrower contained in the Credit Agreement and the other Loan Documents to which it is or is becoming a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

9.                  In all other respects, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

10.              This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent or any Bank to accept

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electronic signatures in any form or format without its prior written consent. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

11.              A copy of the Agreement and Declaration of Trust of each Fund, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations under this Amendment and the Amended Loan Agreement of any such Fund shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Fund personally, but bind only the trust property of such Fund. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this Amendment and the Amended Loan Agreement are several and not joint and are binding only on the assets or property of each Fund with respect to its obligations. In the case of each Fund, the execution and delivery of this Amendment on its behalf has been authorized by its trustees, and this Amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall only bind the trust property of each Fund.

12.              THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[the remainder of this page has been intentionally left blank]

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed on its behalf by its duly authorized representative(s) as of the date first above written.

EACH TRUST LISTED AS A COMPANY ON SCHEDULE 2 HERETO

By: /s/ Stephen J. Tate

Name: Stephen J. Tate

Title: Vice President and Chief Legal Officer

Putnam Funds and Putnam ETFs Amendment No. 10 Signature Page

STATE STREET BANK AND TRUST COMPANY, as Agent and as a Bank

By: /s/ Christopher Ducar

Name: Christopher Ducar

Title: Vice President

Putnam Funds and Putnam ETFs Amendment No. 10 Signature Page

JPMORGAN CHASE BANK, N.A., as a Bank

By: /s/ Matthew D. Griffith

Name: Matthew D. Griffith

Title: Managing Director

Putnam Funds and Putnam ETFs Amendment No. 10 Signature Page

SCHEDULE 1

Addresses for Notices, Applicable Lending Offices, Commitment Amounts and Commitment Percentages

BORROWERS: Address for Notices: Putnam Investments 100 Federal Street Boston, MA 02110 Attn: Stephen J. Tate Vice President and Chief Legal Officer Tel: (617) 760-1648

BANKS:

STATE STREET BANK AND TRUST COMPANY

Lending Office and Office for Notices to the Agent for Borrowings and Payments:

Prior to May 15, 2023:

State Street Bank and Trust Company

State Street Financial Center

Loan Servicing Unit SFC0310

One Lincoln Street

Boston, MA 02111

Attn: Christopher Hickey

Tel: (617) 662-8577

Fax: (617) 988-6677

Email: LoanOps-LSUWorkflow@StateStreet.com

Alternate Contact:

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: LoanOps-LSUWorkflow@StateStreet.com

After May 15, 2023

State Street Bank and Trust Company

Loan Servicing Unit

One Congress Street

Boston, MA 02114

Attn: Christopher Hickey

Tel: (617) 662-8577

Fax: (617) 988-6677

Email: LoanOps-LSUWorkflow@StateStreet.com

Alternate Contact:

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: LoanOps-LSUWorkflow@StateStreet.com

Office for all Other Notices:

Prior to May 15, 2023

State Street Bank and Trust Company

State Street Financial Center

Fund Finance

M/S SFC0310

One Lincoln Street

Boston, MA 02111

Attn: Christopher Ducar, Vice President

Tel: (617) 662-8630

E-mail: CMDucar@StateStreet.com

After May 15, 2023

State Street Bank and Trust Company

Fund Finance

One Congress Street

Boston, MA 02114

Attn: Christopher Ducar, Vice President

Tel: (617) 662-8630

E-mail: CMDucar@StateStreet.com

	COMMITMENT AMOUNT $160,000,000	COMMITMENT PERCENTAGE 50.0%
JPMORGAN CHASE BANK, N.A.[1] Office for all Notices: JPMorgan Chase Bank, N.A. 383 Madison Avenue New York, NY 10017 Attn: Thomas Sztaba Tel: (212) 270-4225 thomas.x.sztaba@jpmorgan.com	COMMITMENT AMOUNT $160,000,000	COMMITMENT PERCENTAGE 50.0%

______________

[1]        NTD: JPMorgan to provide necessary information.

SCHEDULE 2

List of Companies, Funds, Limited Borrowers, and Fiscal Year End Date

Company	Fund	Fiscal Year End Date
Putnam Asset Allocation Funds	Putnam Dynamic Asset Allocation Balanced Fund	September 30
	Putnam Dynamic Asset Allocation Conservative Fund	September 30
	Putnam Dynamic Asset Allocation Growth Fund	September 30
	Putnam Multi-Asset Income Fund	August 31
Putnam California Tax Exempt Income Fund	Putnam California Tax Exempt Income Fund	September 30
Putnam Convertible Securities Fund	Putnam Convertible Securities Fund	October 31
Putnam Diversified Income Trust	Putnam Diversified Income Trust	September 30
Putnam Large Cap Value Fund	Putnam Large Cap Value Fund	October 31
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Company	Fund	Fiscal Year End Date
Putnam Funds Trust	Putnam Short Duration Bond Fund	October 31
	Putnam Core Bond Fund (f/k/a Putnam Fixed Income Absolute Return Fund)	October 31
	Putnam Dynamic Asset Allocation Equity Fund	May 31
	Putnam Emerging Markets Equity Fund	August 31
	Putnam Floating Rate Income Fund	February 28
	Putnam Focused Equity Fund	August 31
	Putnam Global Technology Fund	August 31
	Putnam Intermediate-Term Municipal Income Fund	November 30
	Putnam International Value Fund	June 30
	Putnam Mortgage Opportunities Fund	May 31
	Putnam Core Equity Fund (f/k/a Putnam Multi-Cap Core Fund)	April 30
	Putnam Ultra Short Duration Income Fund	July 31
	Putnam Short-Term Municipal Income Fund	November 30
	Putnam Small Cap Growth Fund	June 30
Putnam Focused International Equity Fund	Putnam Focused International Equity Fund	October 31
Putnam Global Health Care Fund	Putnam Global Health Care Fund	August 31
Putnam Global Income Trust	Putnam Global Income Trust	October 31
Putnam High Yield Fund	Putnam High Yield Fund	November 30
Putnam Income Fund	Putnam Income Fund	October 31
Putnam International Equity Fund	Putnam International Equity Fund	June 30
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Company	Fund	Fiscal Year End Date
Putnam Investment Funds	Putnam Government Money Market Fund	September 30
	Putnam Large Cap Growth Fund (f/k/a/ Putnam Growth Opportunities Fund)	July 31
	Putnam International Capital Opportunities Fund	August 31
	Putnam Sustainable Future Fund	April 30
	Putnam Research Fund	July 31
	Putnam Small Cap Value Fund	February 28
Putnam Massachusetts Tax Exempt Income Fund	Putnam Massachusetts Tax Exempt Income Fund	May 31
Putnam Minnesota Tax Exempt Income Fund	Putnam Minnesota Tax Exempt Income Fund	May 31
Putnam Money Market Fund	Putnam Money Market Fund	September 30
Putnam Sustainable Leaders Fund	Putnam Sustainable Leaders Fund	June 30
Putnam New Jersey Tax Exempt Income Fund	Putnam New Jersey Tax Exempt Income Fund	May 31
Putnam New York Tax Exempt Income Fund	Putnam New York Tax Exempt Income Fund	November 30
Putnam Ohio Tax Exempt Income Fund	Putnam Ohio Tax Exempt Income Fund	May 31
Putnam Pennsylvania Tax Exempt Income Fund	Putnam Pennsylvania Tax Exempt Income Fund	May 31
Putnam Tax Exempt Income Fund	Putnam Tax Exempt Income Fund	September 30
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Company	Fund	Fiscal Year End Date
Putnam Tax-Free Income Trust	Putnam Strategic Intermediate Municipal Fund	July 31
	Putnam Tax-Free High Yield Fund	July 31
Putnam Mortgage Securities Fund	Putnam Mortgage Securities Fund	September 30
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Company	Fund	Fiscal Year End Date
Putnam Variable Trust	Putnam VT Mortgage Securities Fund	December 31
	Putnam VT Small Cap Growth Fund	December 31
	Putnam VT Diversified Income Fund	December 31
	Putnam VT Large Cap Growth Fund (f/k/a Putnam VT Growth Opportunities Fund)	December 31
	Putnam VT Global Asset Allocation Fund	December 31
	Putnam VT Focused International Equity Fund	December 31
	Putnam VT Global Health Care Fund	December 31
	Putnam VT Large Cap Value Fund	December 31
	Putnam VT High Yield Fund	December 31
	Putnam VT Income Fund	December 31
	Putnam VT International Equity Fund	December 31
	Putnam VT Emerging Markets Equity Fund	December 31
	Putnam VT International Value Fund	December 31
	Putnam VT Core Equity Fund (f/k/a Putnam VT Multi-Cap Core Fund)	December 31
	Putnam VT Government Money Market Fund	December 31
	Putnam VT Sustainable Leaders Fund	December 31
	Putnam VT Sustainable Future Fund	December 31
	Putnam VT Research Fund	December 31
	Putnam VT Small Cap Value Fund	December 31
	Putnam VT George Putnam Balanced Fund	December 31
George Putnam Balanced Fund	George Putnam Balanced Fund	July 31
Putnam ETF Trust	Putnam ESG Core Bond ETF	April 30
	Putnam ESG High Yield ETF	April 30
	Putnam ESG Ultra Short ETF	April 30
	Putnam Focused Large Cap Growth ETF	August 31
	Putnam Focused Large Cap Value ETF	August 31
	Putnam PanAgora ESG Emerging Markets Equity ETF[2]	April 30
	Putnam PanAgora ESG International Equity ETF[3]	April 30
	Putnam Sustainable Future ETF	August 31
	Putnam Sustainable Leaders ETF	August 31
	Putnam BDC Income ETF	August 31
	Putnam BioRevolution ETF	August 31

__________________________
[2]        The Borrower consisting of this Fund is a Limited Borrower.

[3]        The Borrower consisting of this Fund is a Limited Borrower.

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ANNEX A

_________________________________________________________________

CREDIT AGREEMENT

dated as of September 24, 2015,

among

EACH trust
listed on SCHEDULE 2 hereto,

STATE STREET BANK AND TRUST COMPANY,

and the other lending institutions party hereto,

and

STATE STREET BANK AND TRUST COMPANY,

in its capacity as Agent

_________________________________________________________________

_________________________________________________________________

Putnam Investments Family of Funds

_________________________________________________________________

Bryan Cave Leighton Paisner LLP
1290 Avenue of the Americas
New York, New York 10104-3300

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

Exhibits:

Exhibit A - Form of Note

Exhibit B - Form of Notice of Borrowing/Repayment/Rollover Certificate

Exhibit C - Form of Compliance Certificate

Exhibit D - Form of Assignment and Acceptance

Exhibit E - Form of Joinder Agreement

Exhibit F - Form of Removal Notice

Schedules:

Schedule 1 - Addresses for Notices, Applicable Lending Offices, Commitment Amounts and Commitment Percentages

Schedule 2 - List of Companies, Funds and Fiscal Year End Dates

Schedule 3 - Affected Banks and Affected Borrowers

-v-

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of September 24, 2015, among each trust listed on Schedule 2 hereto, the Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks (in such capacity, the “Agent”).

The parties hereto hereby agree as follows:

Article I.
DEFINITIONS

SECTION 1.01.              Definitions. The following terms, as used herein, have the following meanings:

“Adjusted Net Assets” means with respect to each Borrower as at any date of determination and subject to Section 1.04 hereof, an amount equal to (a) the Asset Value of the Total Assets of such Borrower minus (b) the sum of, without duplication, (1) Total Liabilities of such Borrower that are not Senior Securities Representing Indebtedness, (2) the Asset Value of such Borrower’s investments in its Subsidiaries, and (3) the Asset Value of such Borrower’s investments in physical commodities. For purposes of calculating Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, hypothecated or otherwise segregated to secure such liability, provided, however, this clause (ii) shall not include any assets solely on account of such assets being subject to a first-priority lien granted in favor of State Street Bank and Trust Company as Custodian in the ordinary course of business.

“Advance” means (a) a loan or advance under the Bilateral Agreement, or (b) a Loan.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of a Borrower, Liens on the assets of such Borrower permitted under Section 5.08(a), (b) or (c).

“Affected Bank” means any Bank with respect to which either such Bank or any of its Affiliates acts as an investment adviser or investment subadviser to one or more Borrowers.

“Affected Borrower” means any Borrower for which a Bank or any of its Affiliates acts as an investment adviser or investment subadviser.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person (the “First Person”) any other Person that (a) is an “Affiliated Person” (within the meaning of the Investment Company Act) of such First

Person, (b) is an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of such First Person, or (c) is a Control Affiliate of such First Person.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Amendment No. 10 Effective Date, the Aggregate Commitment Amount is $320,000,000.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified.

“Amendment Effective Date” has the meaning ascribed thereto by Amendment No. 1, dated as of September 22, 2016, to this Credit Agreement.

“Amendment No. 10 Effective Date” has the meaning ascribed thereto by Amendment No. 10, dated as of May 2, 2023, to this Credit Agreement.

“Anti-Corruption Laws” means, with respect to any Person, all laws, rules, and regulations of any jurisdiction applicable to such Person from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means (a) with respect to each Restricted Borrower, 25%, (b) with respect to each Limited Borrower, 10% and (c) with respect to each other Borrower 33 1/3%.

“Applicable Law” means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound.

“Applicable Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States.

“Applicable Margin” means 1.25%.

“Applicable Rate” means, as of any day, a rate per annum equal to the sum of (a) the Applicable Margin, plus (b) the higher of (x) the Federal Funds Effective Rate as in effect on that day and (y) the Overnight Bank Funding Rate as in effect on that day.

“Approved Borrowing Amount” means (a) $250,000 or an integral multiple of $50,000 in excess thereof, or (b) such lesser amount as shall be equal to the excess of the Aggregate Commitment Amount over the aggregate outstanding principal balance of all Loans.

“Asset Value” means, as of any day of determination in respect of any asset of any Borrower, the Value of such asset computed by such Borrower in good faith in the manner such Value is required to be computed in accordance with the Pricing Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that (a) the Asset

Value of any asset shall be net of such Borrower’s liabilities (other than any liability included in Total Liabilities) relating thereto, including without limitation all of such Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and (b) with respect to any asset that is not valued on each Domestic Business Day, the Asset Value of such asset shall be deemed zero for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c) hereof.

“Assignment and Acceptance” has the meaning set forth in Section 9.06(c) hereof.

“Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Signatory” means, with respect to each Borrower, any duly authorized officer or other authorized Person of such Borrower, provided that the Agent shall have received a manually signed certificate of an officer of such Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each of State Street, each other lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Bilateral Agreement” means the letter agreement, dated July 6, 2010, regarding Putnam Funds Uncommitted Line of Credit, among State Street and the Borrowers, and the Loan Documents (as defined therein), as amended, supplemented or otherwise modified, and as the same may be further amended, restated, supplemented, otherwise modified or refinanced and in effect from time to time.

“Borrower” means a Company Borrower or a Series Borrower.

“Borrowing Date” means a Domestic Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02 hereof.

“Calculation Date” has the meaning set forth in Section 5.01(e) hereof.

“Charter Documents” means, with respect to each Borrower, collectively, the Related Company’s declaration of trust and by-laws, and all other organizational or governing documents of such Borrower, in each case as amended, supplemented or otherwise modified from time to time.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to each Borrower hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be changed from time to time pursuant to Sections 2.08 or 9.06(c) hereof.

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto (as the same may be amended in accordance herewith) as such Bank’s percentage of the Aggregate Commitment Amount of all of the Banks.

“Company” means each trust listed as a “Company” on Schedule 2 hereto.

“Company Borrower” means a Company that has no separate Series.

“Confidential Material” has the meaning set forth in Section 9.09(a) hereof.

“Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Corresponding Loan Amount” has the meaning assigned to such term in Section 7.11.

“Covered Person” has the meaning set forth in Section 9.03(b) hereof.

“Covered Taxes” means (i) any Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document other than (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, or branch profits Taxes, in each case (1) imposed upon the Agent or any Bank (or its Applicable Lending Office) by the jurisdiction under the laws of which the Agent or such Bank (or its Applicable Lending Office) is organized or in which its principal office is located or through which it holds the Loans (or any political subdivision thereof), or (2) imposed as a result of a present or former connection between the Agent or any Bank (or its Applicable Lending Office) and the jurisdiction imposing such Tax other than a connection arising solely from the Agent or such Bank (or its Applicable Lending Office) having executed, delivered, become a party to, performed its obligations or received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document; (b) with respect to any Bank, U.S. federal withholding Taxes that are imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or a Commitment pursuant to a law in effect on the date on which (1) such Bank acquires such interest in the Loans or a Commitment (other than pursuant to an assignment request by any Borrower under Sections 2.09(c) or 8.02) or (2) such Bank changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable to such Bank’s assignor immediately before such Bank became a party hereto or changed its lending office; (c) Taxes attributable to the Agent’s or such Bank’s failure to comply with Section 2.11 hereof; and (d) any U.S. federal withholding Taxes imposed under FATCA, (each of the Taxes referred to in clauses (a) through (d), collectively, “Excluded Taxes”), and (ii) to the extent not otherwise described in clause (i), any Other Taxes.

“Custodian” means State Street Bank and Trust Company.

“Custody Agreement” means, with respect to each Borrower, that certain Master Custodian Agreement, dated as of January 1, 2007, as amended by Amendment to Master Custodian Agreement, dated as of August 1, 2013, and that certain letter agreement, dated March 23, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or similar extensions of credit (including, without limitation, in connection with any Interfund Loan or other loan or advance under the Bilateral Agreement), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all obligations, of the type referred to in any other clause of this defined term, of others secured by a Lien on any asset of such Person, whether or not any such obligation is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, (g) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, and other similar obligations, (h) all obligations of such Person in respect of monetary judgments, (i) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (j) all obligations of such Person in respect of Financial Contracts, in each case determined on a mark-to-market basis in accordance with Generally Accepted Accounting Principles, and (k) all obligations that are Senior Securities Representing Indebtedness of such Person.

“Default” means, with respect to each Borrower, any condition or event which constitutes an Event of Default with respect to such Borrower or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default with respect to such Borrower.

“Delinquent Bank” has the meaning set forth in Section 8.04(a) hereof.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01 hereof.

“Electronic Platform” means an electronic system for the delivery of information (including, without limitation, documents), such as IntraLinks On-Demand Workspaces™, that may or may not be provided or administered by the Agent or an Affiliate thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to each Borrower, a group of two or more Persons that includes such Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning assigned to such term in Section 7.11.

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 7.11.

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 7.11.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default”, with respect to any Borrower, has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” has the meaning set forth in the definition of Covered Taxes in this Section 1.01.

“Existing Committed Agreement” means the $392,500,000 committed, unsecured credit facility extended to the Borrowers pursuant to that certain letter agreement, dated July 6, 2010, regarding Putnam Funds Committed Line of Credit, among State Street and the Borrowers, and the Loan Documents (as defined therein), as amended, supplemented or otherwise modified.

“Failure” has the meaning set forth in Section 8.04(b) hereof.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreements with respect to the implementation of Sections 1471 through 1474 of the Internal Revenue Code, including any law enacted in any other jurisdiction implementing such an intergovernmental agreement.

“Fed Funds Business Day” shall mean any day upon which overnight federal funds transactions are conducted.

“Federal Funds Effective Rate” means, for any day, the rate per annum calculated by the FRBNY, based on the prior day's overnight federal funds transactions (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the federal funds effective rate (which rate is, in general, published by the FRBNY on such day for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Federal Funds Effective Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, provided further that if the Federal Funds Effective Rate as so determined for any day would be less than the Floor, such rate for such day shall be deemed to be the Floor for all purposes of this Agreement.

“Financial Contract Liability” means, at any time, the net amount of the liability, if any, that a Person has under each Financial Contract to which such Person is a party, in each case determined on a mark-to-market basis in accordance with Generally Accepted Accounting Principles.

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, foreign currency contracts, repurchase agreements, reverse repurchase agreements, mortgage rolls, credit-linked notes, indexed securities, collateralized debt obligations, firm and standby commitment agreements, securities lending agreements, when-issued contracts and securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, Senior Securities.

“Fiscal Year End Date” means, with respect to each Borrower, the date set forth on Schedule 2 hereto adjacent to the name of the Related Fund with respect to such Borrower.

“Floor” means a rate of interest equal to 0.0%.

“Foreign Bank” means (a) if the Borrower is a U.S. Person, a Bank that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Bank that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“FRBNY” shall mean the Federal Reserve Bank of New York, or any successor thereto that publishes the Federal Funds Effective Rate.

“FRBNY Business Day” shall mean each Business Day that is not included in the FRBNY’s holiday schedule.

“Fund” means each Series of a Company set forth on Schedule 2 hereto.

“Fund Vehicle” means a mutual fund, closed-end fund or other pooled-investment vehicle, whether or not registered under the Investment Company Act.

“Fundamental Policy” means, with respect to any Borrower, any of such Borrower’s Investment Policies and Restrictions that may not be changed without the approval of the stockholders of such Borrower.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02 hereof.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” of any Person means at any date, without duplication, (a) all Debt of such Person, and (b) all Senior Securities issued by such Person.

“Interfund Lending Exemptive Order” means that certain exemptive order issued by the SEC on April 10, 2002 (Investment Company Act Release No. 25519) in the matter of Putnam American Government Income Fund, et al., providing exemptive relief permitting Interfund Loans pursuant to the terms of the application dated March 13, 2002 (Investment Company Act Release Nos. 25461, 812-10806).

“Interfund Loan” means any loan by a Borrower or to a Borrower by a mutual fund, closed-end fund or other pooled-investment vehicle, whether or not registered under the Investment Company Act.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute and the Treasury regulations promulgated thereunder.

“Investment Adviser” means Putnam Investment Management, LLC, a limited liability company organized under the laws of Delaware.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to each Borrower, the material provisions of the Offering Document (as delivered to the Agent on the Effective Date), and other documents dealing with such Borrower’s investment objectives, investment policies and strategies, and investment restrictions, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act.

“Joinder Agreement” means a joinder agreement in the form of Exhibit E, or in such other form as may be acceptable to the Agent in its sole and absolute discretion.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Liabilities” has the meaning set forth in Section 7.05 hereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than this Agreement) preventing a Person from encumbering such asset.

“Limited Borrower” means each Borrower that is identified as a “Limited Borrower” on Schedule 2.

“Loan Documents” means, collectively, this Agreement, the Notes, the fee agreement (if any) described in Section 2.07(b) hereof, each Joinder Agreement, if any, each Removal Notice, if any, and any and all other documents and instruments required to be executed and delivered by any Borrower pursuant to this Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Loans” means loans made or to be made to the Borrowers by the Banks pursuant to Section 2.03 hereof.

“Managing Body” means (a) with respect to each Borrower, the Board of Trustees thereof, and (b) with respect to any other Person, the board of directors or other similar managing body thereof.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means, with respect to each Borrower, (a) a material adverse effect on the ability of such Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) a material adverse effect on the rights and remedies of the Agent and the Banks with respect to such Borrower under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents with respect to such Borrower, (d) a material adverse effect on the business, financial position, condition, operations, assets or properties of such Borrower, or (e) a Default.

“Material Litigation” means, with respect to any Borrower, any action, suit, proceeding or investigation of any kind pending against, or threatened in writing against, the Related

Company with respect to such Borrower, such Borrower or any Subsidiary thereof, or any property of such Related Company, such Borrower or any such Subsidiary, before any court or arbitrator or any other Authority which (a) would reasonably be expected to have a Material Adverse Effect, or (b) calls into question the validity or enforceability of, or otherwise seeks to invalidate, any Loan Document.

“Maturity Date” means, with respect to any Loan, the earliest of (a) the 60th day following the date of the making of such Loan, (b) the Termination Date, or (c) the date such Loan otherwise becomes due in accordance with the terms hereof.

“Maximum Amount” means, as at any date of determination with respect to any Borrower, an amount equal to the least of:

(a)               the maximum amount of Debt that such Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b)               the maximum amount of Debt that such Borrower would be permitted to incur pursuant to the limitations on borrowings in its Offering Document and its Investment Policies and Restrictions,

(c)               in the event that such Borrower shall have entered into any agreement(s) with any Authority limiting the amount of Debt that such Borrower may create, incur, assume or suffer to exist, the maximum amount of Debt that such Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreement(s),

(d)               the maximum amount of Debt that such Borrower would be permitted to incur without violating Section 5.19 hereof, and

(e)               $200,000,000;

in each case, as in effect at such date of determination.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Note(s)” has the meaning set forth in Section 2.04(b) hereof.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a) hereof.

“Notice of Repayment” has the meaning set forth in Section 2.05(f) hereof.

“Obligations” means, with respect to each Borrower, all indebtedness, obligations and liabilities of such Borrower to the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other

Loan Documents or in respect of any of the Loans to such Borrower or any of the Notes made by such Borrower or other instruments at any time evidencing any thereof.

“Offering Document” means, with respect to each Borrower, the prospectus of such Borrower filed with the SEC as part of such Borrower’s registration statement on Form N-1A or N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto as of the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act and in accordance with the terms of this Agreement.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except such Taxes described in subclause (2) of clause (a) of the definition of Excluded Taxes and that are imposed with respect to an assignment or grant of a participation (other than an assignment made pursuant to Sections 2.09(c) or 8.02).

“Overnight Bank Funding Rate” means, for any day, the rate per annum calculated by the FRBNY, based on the prior day's overnight federal funds transactions, eurodollar transactions, and certain reported domestic deposits (as determined in such manner as the FRBNY shall set forth on its public website from time to time), as the overnight bank funding rate (which rate is, in general, published by the FRBNY on such date for the prior FRBNY Business Day), provided that if such day is not a Fed Funds Business Day, then the Overnight Bank Funding Rate shall be such rate as in effect on the Fed Funds Business Day immediately preceding such day, provided further that if the Overnight Bank Funding Rate as so determined for any day would be less than the Floor, such rate for such day shall be deemed to be the Floor for all purposes of this Agreement.

“Payment Recipient” has the meaning assigned to such term in Section 7.11.

“Participant” has the meaning set forth in Section 9.06(b) hereof.

“Participant Register” has the meaning set forth in Section 9.06(b) hereof.

“Patriot Act” has the meaning set forth in Section 9.10 hereof.

“Permitted Merger(s)” shall mean (a) the merger or reorganization of one or more Funds with and into any other Fund, or (b) the merger or reorganization of any Series which is not a Fund with and into any Fund so long as such Fund is the survivor of such merger or reorganization; provided that, in the case of any such merger or reorganization pursuant to the foregoing clauses (a) or (b), (i) the relevant Borrower shall have provided written notice in reasonable detail to the Agent of its intention to effect such merger or reorganization, together with a revised Schedule 2 hereto reflecting such merger or reorganization, at least ten (10) Domestic Business Days prior to the effectiveness of such merger or reorganization, and (ii) no Default shall exist or result from such merger or reorganization.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a series or portfolio of any of the foregoing, or a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan Assets” has the meaning set forth in Section 3(42) of ERISA.

“Pricing Procedures” means, with respect to each Borrower, such Borrower’s pricing procedures for its investments, as such pricing procedures may be amended, restated, supplemented or otherwise modified in accordance with Section 5.04(c) hereof.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Pro-rata Share” means, with respect to each Borrower as of any date, the percentage equal to a fraction, the numerator of which is the Published NAV of such Borrower, and the denominator of which is the sum of all Published NAVs of all Borrowers.

“Published NAV” means, with respect to any Borrower as of any date, the aggregate net asset value of such Borrower for the last day of the most recently completed calendar week that has been published by such Borrower.

“Register” has the meaning set forth in Section 9.06(g) hereof.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Related Company” means (a) with respect to any Fund, the Company in respect of which such Fund is a Series, (b) with respect to any Series Borrower, the Company that is acting on behalf of and for the account of the Related Fund thereof that comprises such Series

Borrower, and (c) with respect to any Company Borrower, the Company that comprises such Company Borrower.

“Related Fund” means, with respect to any Company, each Fund that is a Series of such Company and set forth adjacent to the name of such Company on Schedule 2 hereto.

“Removal Notice” means a removal notice in the form of Exhibit G, or in such other form as may be acceptable to the Agent in its sole and absolute discretion.

“Replacement Bank” has the meaning set forth in Section 8.02 hereof.

“Representatives” has the meaning set forth in Section 9.09(a) hereof.

“Required Banks” means, at any time, Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, having at least a majority of the aggregate Commitment Amounts then in effect; provided that for purposes of determining Required Banks, each Delinquent Bank (including, without limitation, its Commitment Amount and Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank (the foregoing, “Majority Banks”), provided further that at any time there is any Bank which, acting alone or together with any one or more Control Affiliates thereof that are also Banks, would otherwise constitute “Required Banks” (collectively, the “Affiliated Bank Group”) but constitute less than all Banks, “Required Banks” shall mean Majority Banks plus, in the event that Majority Banks would not otherwise include at least one Bank that is not a member of the Affiliated Bank Group (a “Non-affiliate Bank”), at least one Non-affiliate Bank.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Borrower” means, as of any date, any Borrower, other than a Limited Borrower, that makes or maintains one or more investments in one or more Fund Vehicles (other than “2a-7 funds”) the value of which investments, in the aggregate, exceed 10% of such Borrower’s Total Assets.

“Restricted Payment” means, with respect to any Borrower (a) any dividend or other distribution by such Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by such Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by such Borrower on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares, units or other equity interests.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Sanctions” has the meaning set forth in Section 4.16.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Senior Security Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Series” means a separate series or portfolio of a Company.

“Series Borrower” means a Company, acting on behalf of and for the account of a Related Fund thereof.

“Specified Materials” means, with respect to each Borrower, collectively, all materials or information provided by or on behalf of such Borrower, as well as documents and other written materials relating to such Borrower or any of its Subsidiaries or Affiliates or any other written materials or matters relating to the Loan Documents (including, without limitation, any amendment, restatement, supplement or other modification thereto).

“State Street” means State Street Bank and Trust Company.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Managing Body thereof are at the time directly or indirectly owned by such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means April 30, 2024, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

“Threshold Amount” means, with respect to each Borrower as of any date, an amount equal to the lesser of $25,000,000 or 5% of the aggregate net asset value of such Borrower.

“Total Assets” means, with respect to each Borrower at any date, all assets of such Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of such Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment of such Borrower, (b) securities owned by such Borrower which are in default (except to the extent that such Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the Offering Document and the Investment Policies and Restrictions) or determined to be worthless pursuant to any policy of such Borrower’s Managing Body, and (c) deferred organizational and offering expenses.

“Total Liabilities” means, with respect to each Borrower at any date, the sum of all liabilities of such Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of such Borrower prepared as of such date, plus, without duplication, the aggregate amount of such Borrower’s Debt and Financial Contract Liability, provided, however, that Total Liabilities shall not include any liquidation preference of any preferred security issued by such Borrower.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.              Accounting Terms and Determination. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), with respect to each Borrower applied on a basis consistent (except for changes concurred in by such Borrower’s independent public accountants) with the most recent audited financial statements of such Borrower delivered to the Banks hereunder.

SECTION 1.03.              [Reserved].

SECTION 1.04.              [Reserved].

SECTION 1.05.

Affected Banks and Affected Borrowers. Notwithstanding any other provision hereof to the contrary, no Bank shall have the obligation to (a) make any Loan to any Borrower which, as of the date of such requested Loan, is an Affected Borrower with respect to such Bank, or (b) participate in, or purchase a participation in, any Loan made to any Borrower which, as of the date of the making of such Loan, was an Affected Borrower with respect to such Bank. Promptly after delivery of any notice by a Borrower, each Bank shall promptly notify the Agent whether or not such Bank has become, or ceased to be, an Affected Bank with respect to such Borrower and, promptly after receipt of such notice, the Agent shall promptly revise Schedule 3 hereto to appropriately reflect such information and circulate a copy thereof to each party hereto.

Article II.
THE CREDIT

SECTION 2.01.              Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make loans to each Borrower from time to time on any Domestic Business Day during the Revolving Credit Period up to a maximum aggregate principal amount outstanding at any one time to all Borrowers equal to such Bank’s Commitment Amount, provided that (a) the aggregate principal amount of all Loans outstanding to any one Borrower shall not at any time cause such Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time with respect to such Borrower, (b) the aggregate principal amount of all Loans outstanding to all Borrowers shall not at any time exceed the Aggregate Commitment Amount, and (c) after the making of any Loan to a Borrower such Borrower shall not have any Advance outstanding under the Bilateral Agreement. Each borrowing under this Section shall be in an aggregate principal amount equal to an Approved Borrowing Amount, and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05 hereof.

SECTION 2.02.              Notice of Borrowings. Each Borrower shall, with respect to each proposed borrowing hereunder, give the Agent a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 12:00 p.m. (Eastern time) (or telephonic notice not later than 12:00 p.m. (Eastern time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 1:00 p.m. (Eastern time)), in each case on the Domestic Business Day of such proposed borrowing by such Borrower, in each case specifying (a) whether such Borrower is a Restricted Borrower or a Limited Borrower, (b) the date of such borrowing, which shall be a Domestic Business Day, and (c) the aggregate principal amount of such borrowing. Each Notice of Borrowing delivered by each Borrower shall constitute a representation and warranty by such Borrower that the conditions set forth in Section 3.02(b), (c) and (d) hereof have been satisfied on the date of such notice and will be satisfied on the date of such borrowing.

SECTION 2.03.              Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02 hereof from any Borrower, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (based on Commitment Percentages) of such borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by such Borrower and shall obligate such Borrower to accept the Loans requested by it from the Banks on the date of such borrowing.

(b)               Not later than 2:00 p.m. (Eastern time) on the Borrowing Date of each borrowing of Loans by a Borrower, each Bank shall make available its share of such borrowing, in Federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01 hereof. Unless the Agent determines that any applicable condition specified in ARTICLE III hereof has not been satisfied or waived, the Agent will make its share (in its capacity as a Bank) of such borrowing and the funds so received from the other Banks available to such Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing of Loans shall not relieve any other Bank from its several obligations hereunder.

(c)               If any Bank makes a new Loan to a Borrower on a day on which such Borrower is to repay the principal amount of an outstanding Loan to such Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by such Borrower to the Agent for the account of such Bank as provided in Section 2.09 hereof, as the case may be.

(d)               Unless the Agent shall have received notice from a Bank prior to any date of a borrowing that such Bank will not make available to the Agent such Bank’s share of such borrowing of Loans, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with Section 2.03(b) hereof and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) hereof shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04.              Loan Accounts; Notes; Records. (a) The Loans made by each Bank to each Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Each Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the date of each Loan to such Borrower or at the time of receipt of any payment of principal of each such Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. Subject to Section 9.06(g), the outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall, absent manifest error, be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b)               Each Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the obligations of the Borrowers resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, each Borrower shall promptly execute and deliver to such Bank, a promissory note (each, as amended, supplemented or otherwise modified, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below, provided, that as a condition to issuing any Note in replacement of a previously issued Note that has been lost, the Borrowers may require an indemnity with respect to lost instruments from such Bank, in form and substance reasonably satisfactory to the Borrowers.

(c)               Subject to Section 9.06(g), the Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by each Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall, absent manifest error, be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrowers in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrowers hereunder and under the other Loan Documents, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the other Loan Documents to make payments of principal of and interest or other amounts on the Loans when due.

SECTION 2.05.              Mandatory Payments; Optional Prepayments. (a) Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date therefor. Each Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans made to such Borrower outstanding on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

(b)               If at any time any Borrower shall be in default of its obligations under Sections 5.19, 5.20 or 5.23 hereof, such Borrower shall immediately prepay the principal of one or more of its Loans (together with accrued interest thereon) and/or take such other actions, in each such case to the extent necessary so that immediately after giving effect to such prepayment and such other actions no such default would exist.

(c)               If at any time the aggregate principal amount of Loans outstanding exceeds the Aggregate Commitment Amount, each Borrower shall immediately prepay such principal amount of one or more of its Loans (together with accrued interest thereon) as may be necessary (after giving effect to such prepayment and all other contemporaneous prepayments by all other Borrowers) to eliminate such excess.

(d)               In the event that any Borrower shall have had, or would have, all or any portion of any one or more Advances outstanding under this Agreement or the Bilateral Agreement during any period of sixty (60) consecutive days, such Borrower shall on such 60th day, whether or not such day is the Maturity Date for such Advance (or, if such day is not a Domestic Business Day, on the immediately preceding Domestic Business Day), prepay in full the aggregate outstanding principal balance of all Advances outstanding to such Borrower so that there is a period of at least one Domestic Business Day when no Advances are outstanding to such Borrower under this Agreement or the Bilateral Agreement.

(e)               If any Borrower shall have an Advance outstanding under the Bilateral Agreement at the same time as a Loan is outstanding to such Borrower under this Agreement, such Borrower shall immediately prepay such principal amount of its Loans (together with accrued interest thereon) so that no Loans are outstanding to such Borrower at the same time as an Advance is outstanding to such Borrower under the Bilateral Agreement and/or take such other actions, in each case to the extent necessary so that immediately after giving effect to such prepayment and such other actions, no Loan shall be outstanding to such Borrower under this Credit Agreement at the same time that an Advance is outstanding to such Borrower under the Bilateral Agreement.

(f)                Each Borrower may, with notice to the Agent no later than 12:00 noon (Eastern time) on the Domestic Business Day of such payment (which notice shall not thereafter be revocable by such Borrower), prepay any Loans made to such Borrower in whole at any time, or from time to time in part in an aggregate principal amount not less than $250,000 or in larger integral multiples of $50,000, by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment).

(g)               Each Borrower shall, with respect to each proposed repayment hereunder, give the Agent a notice substantially in the form of Exhibit B attached hereto (a “Notice of Repayment”) on the date of, but prior to, each repayment or prepayment by such Borrower of all or any portion of any Loan, in each case specifying (1) the date of such repayment or prepayment, which shall be a Domestic Business Day, (2) the aggregate principal amount of such prepayment, and (3) the other information required by such Exhibit. Upon receipt of each Notice of Repayment, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(h)               Subject to the satisfaction of the conditions set forth in Section 3.02 hereof, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

SECTION 2.06.              Interest Rates. (a) Subject to Section 2.06(b) hereof, each Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Applicable Rate as in effect from time to time. Accrued and unpaid interest on each Loan shall be payable in arrears on (i) with respect to interest accrued during a calendar month, the fifteenth day of the immediately succeeding calendar month, and (ii) with respect to all accrued and unpaid interest, on the Termination Date.

(b)               All overdue amounts payable under the Loan Documents (including, without limitation, any overdue principal of the Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Loans and any overdue fees) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the Applicable Rate until such amount shall be paid in full (after as well as before judgment). Notwithstanding anything to the contrary in, but without duplication of anything in, this Section 2.06, with respect to each Borrower (i) upon the occurrence and during the continuance of (x) any Default with respect to such Borrower under Section 5.19 or 5.20 hereof, (y) any failure by such Borrower to pay when due all or any portion of any fee owing by such Borrower or the principal of or interest on any Loan to such Borrower, or (z) any Event of Default with respect to such Borrower under Section 6.01(g) or (h) hereof, the outstanding principal balance of the Loans to such Borrower shall bear interest at a rate per annum equal to two percent (2%) above the Applicable Rate, and (ii) upon the occurrence and during the continuance of any Event of Default (other than as described in clause (i) immediately above) with respect to such Borrower, upon written notice from the Agent or Required Banks, the outstanding principal balance of the Loans to such Borrower shall bear interest at a rate per annum equal to two percent (2%) above the Applicable Rate.

(c)               The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

SECTION 2.07.              Fees. (a) During the Revolving Credit Period, each Borrower shall pay to the Agent for the account of each Bank (other than a Delinquent Bank) its Pro-rata Share of a commitment fee (i) from the Effective Date to but excluding the Amendment Effective Date, the applicable rate set forth from time to time in this Credit Agreement at which the commitment fee accrues, and (ii) from and after the Amendment Effective Date, a rate per annum equal to 0.21% of the daily excess, if any, of such Bank’s Commitment Amount minus the aggregate outstanding principal balance of such Bank’s Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date. Commitment fees accrued through each calendar quarter shall be due and payable on the 15th day of the calendar month immediately succeeding such calendar quarter, and all accrued and unpaid commitment fees shall be due and payable on the Termination Date.

(b)               On the Effective Date and thereafter from time to time, each Borrower shall pay to the Agent, for its own account, such Borrower’s Pro-rata Share of such fee or fees as may have been agreed upon separately among the Borrowers and the Agent.

(c)               On the Effective Date, each Borrower shall pay to the Agent for the account of each Bank such Borrower’s Pro-rata Share of a non-refundable up-front fee equal to 0.04% of such Bank’s Commitment Amount.

SECTION 2.08.              Termination and Reduction of Commitments. (a) Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date.

(b)               Subject to Section 2.05(c) hereof, during the Revolving Credit Period, the Borrowers may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of $10,000,000 or integral multiples of $1,000,000 in excess thereof (provided that immediately after giving effect to any such termination and each such reduction, the aggregate outstanding principal balance of the Loans would not exceed the Aggregate Commitment Amount), whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentages of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, each Borrower shall pay to the Agent for the respective accounts of the Banks such Borrower’s Pro-rata Share of the full amount of the commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

SECTION 2.09.              General Provisions as to Payments. (a) Each Borrower shall make each payment of principal and interest on its Loans and of fees payable by such Borrower hereunder and all other amounts due from such Borrower hereunder not later than 12:00 Noon (Eastern time), on the date when due, in Dollars and in immediately available funds, to, except as otherwise expressly provided herein, the Agent at its address referred to in Section 9.01 hereof. The Agent shall promptly distribute to each Bank its appropriate share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)               Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Effective Rate.

(c)               All payments by each Borrower hereunder and under any of the other Loan Documents shall be made in Dollars without setoff or counterclaim and free and clear of and without deduction for any Taxes unless such Borrower is required by law (as reasonably determined in good faith by such Borrower) to make such deduction or withholding. If any Covered Taxes are required to be withheld with respect to any amount payable by any Borrower hereunder or under any of the other Loan Documents, such Borrower will pay to the Agent, for the account of the Banks or the Agent, as the case may be, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such Covered Taxes been required to be withheld. Each Borrower will deliver promptly to the Agent certificates or other valid vouchers for all Taxes deducted from or paid with respect to payments made by such Borrower hereunder or under such other Loan Document. If any Borrower reasonably believes that such Covered Taxes were not correctly or reasonably asserted, the Agent and the Banks, as applicable, will use reasonable efforts to cooperate (at the sole cost and expense of such Borrower) with such Borrower to obtain a refund of such Taxes (which shall be repaid to such Borrower pursuant to the terms of Section 2.09(d), so long as such efforts would not, in the good faith determination of the Agent or any such Bank, result in any material additional costs, expenses or risks or be otherwise disadvantageous to it). Any Person claiming any amounts payable by any Borrower pursuant to this Section 2.09(c) agrees, promptly after written request by any affected Borrower, to use reasonable efforts (consistent with its internal policy of general applicability and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such amounts payable by such Borrower that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Person.

(d)               If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund, net of all out-of-pocket expenses of such indemnified party and without interest (other than any interest paid by the relevant Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest or other charges imposed by the relevant Authority) in the event that such indemnified party is required to repay such refund to such Authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(e)               Each Borrower shall indemnify the Banks and the Agent, within 10 days after written demand on such Borrower therefor, for the full amount of any Covered Taxes (including Covered Taxes imposed or asserted on or attributable to additional amounts payable under this Section 2.09) payable or paid by such Bank or the Agent with respect to such Borrower or required to be withheld or deducted from a payment by such Borrower to such Bank or the Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Authority. A certificate as to the amount of such payment or liability, delivered to such Borrower by a Bank or the Agent, shall be conclusive in the absence of manifest error.

(f)                Notwithstanding anything to the contrary contained in Section 2.09(c) hereof, no Borrower will be required to make any additional payment to or for the account of any Bank with respect to any Covered Taxes under such Section (i) by reason of a breach by such Bank of any certification or representation set forth in any form furnished to such Borrower under Section 2.11 hereof, or (ii) by reason of such Bank’s failure to furnish under Section 2.11 hereof to such Borrower an original or an extension or renewal of any form required under Section 2.11 hereof, unless such Bank is exempt from furnishing such form pursuant to Section 2.11 hereof.

(g)               Each Borrower hereby authorizes and irrevocably directs the Agent, at the Agent’s option at any time upon and following the due date for payment by such Borrower of any amounts under the Loan Documents, and without any further notice to or consent of such Borrower, to debit any account(s) of such Borrower with the Agent (in any capacity) and apply amounts so debited toward the payment of any such amounts due and owing under the Loan Documents. Notwithstanding such authorization and direction, such Borrower hereby further acknowledges and agrees that (a) the Agent shall have no obligation to so debit any such account(s) and shall have no liability whatsoever to such Borrower for any failure to do so, and (b) such Borrower shall fully retain the obligation under the Loan Documents to make all payments owing by such Borrower thereunder when due.

(h)               Each Bank shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Covered Taxes attributable to such Bank (but only to the extent that a Borrower has not already indemnified the Agent for such Covered Taxes and without limiting the obligation of any Borrower to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Agent to the Bank from any other source against any amount due to the Agent under this paragraph (h).

SECTION 2.10.              Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

SECTION 2.11.              Withholding Tax Exemption.

(a)               In the event that a Borrower is a U.S. Person, each Bank that is not a Foreign Bank shall deliver to such Borrower (with a copy to the Agent) an original signed, properly completed IRS Form W-9 (or any successor form) certifying that such Bank is not subject to U.S. backup withholding tax, on or prior to the date on which such Bank becomes a “Bank” under this Agreement, promptly upon the obsolescence, expiration, or invalidity of any form previously delivered by such Bank, and from time to time thereafter upon the reasonable request of any Borrower or the Agent.

(b)               Any Bank that is a Foreign Bank and is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower is resident for Tax purposes, or any Tax treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by such Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Bank, if requested by a Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Borrower or the Agent, including without limitation, as will enable such Borrower or the Agent to determine whether or not the Agent or such Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person, each Foreign Bank shall deliver to such Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a “Bank” under this Agreement (and promptly upon the obsolescence, expiration or invalidity of any form or certificate previously delivered by such Foreign Bank or from time to time thereafter upon the request of such Borrower or the Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i)                 duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form) claiming eligibility for benefits of an income Tax treaty to which the United States is a party that reduces or eliminates withholding Tax;

(ii)              duly completed copies of Internal Revenue Service Form W-8ECI (or any successor form);

(iii)            in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” receiving interest from a related person within the meaning of section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form);

(iv)             in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” receiving interest from a related person within the meaning of section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form); or

(v)               any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit such Borrower and/or the Agent to determine the withholding or deduction required to be made.

(c)               If a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by any Borrower or the Agent as may be necessary for such Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.11(c), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(d)               Each Bank agrees that if any form or certification it previously delivered pursuant to this Section 2.11 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Agent in writing of its legal inability to do so.

SECTION 2.12.              Addition and Removal of Borrowers. (a) At any time and from time to time (but no more frequently than once per calendar quarter), the Borrowers may, at their sole cost, expense and effort, request that (i) one or more trusts be added as a “Company” for all purposes of the Loan Documents (each a “New Company”), and/or (ii) one or more Series of one or more Companies be added hereto as a “Fund” for all purposes of the Loan Documents (each a “New Fund”), in each case by submitting to the Agent a proposed Joinder Agreement executed by each Borrower and by each New Company or each Related Company of each New Fund on behalf of and for the account of such New Fund and, upon the execution and delivery thereof by each Bank and the Agent, (x) each such New Company shall be deemed to be a “Company” for all purposes under the Loan Documents, (y) each such New Fund shall be deemed to be a “Fund” for all purposes of the Loan Documents, and (z) Schedule 2 hereto shall be automatically amended and restated in the form of Schedule 2 to such Joinder Agreement. Notwithstanding anything to the contrary herein contained, the parties hereto agree that each Bank and the Agent may (in its sole and absolute discretion) condition its execution and delivery of each proposed Joinder Agreement upon (1) such New Company or New Fund, as applicable satisfying its then-effective credit criteria, (2) the completion of its due diligence with respect to each such New Company or New Fund, (3) its receipt of such internal credit approval, acceptable lien search results, certificates, financial statements, opinions of counsel and other documents and information as such Bank or the Agent may require, (4) the payment of any fee charged by, or cost or expense of, the Agent, and (5) such other criteria as such Bank or the Agent may, in its sole and absolute discretion, choose.

(b)               At any time and from time to time the Borrowers may elect to remove any Company (each a “Departing Company”) as a “Company” or any Fund (each a “Departing Fund”) as a “Fund”, in each case by submitting a Removal Notice executed by the Borrowers to the Agent, provided that such removal shall not be effective (i) until the “Removal Date” specified in such Removal Notice (which shall not be fewer than three (3) Domestic Business Days after the date of receipt of such Removal Notice by the Agent, unless the Agent shall otherwise agree in its sole and absolute discretion), and (ii) unless on or prior to such Removal Date, the Agent shall have received payment of the following through and including such Removal Date: (w) the outstanding principal balance of all Loans made to the Borrower or Borrowers composed of such Company or such Fund, (x) all accrued and unpaid interest thereon, (y) all fees and expenses owing under the Loan Documents by the Borrower or Borrowers composed of such Company or such Fund, and (z) all other monetary obligations owing under the Loan Documents by the Borrower or Borrowers composed of such Company or such Fund. Upon the effectiveness of a Removal Notice as herein provided, (I) each such Departing Company shall cease to be a “Company” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), each such Departing Fund shall cease to be a “Fund” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), (II) the Related Company of each Departing Fund, acting on behalf of and for the account of each such Departing Fund, shall cease to be a “Borrower” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), and (III) Schedule 2 hereto shall be automatically amended and restated in the form of Schedule 2 to such Removal Notice.

Article III.
CONDITIONS

SECTION 3.01.              Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05 hereof):

(a)               receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b)               receipt by the Agent for the account of each Bank, if requested by such Bank, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04 hereof;

(c)               receipt by the Agent of copies of the results of current lien searches (or the equivalent in the applicable jurisdictions), such results to be in form and substance reasonably satisfactory to the Agent;

(d)               receipt by the Agent and the Banks of the legal opinion of Ropes & Gray LLP, external counsel for the Borrowers, covering such matters relating to the transactions contemplated hereby as the Agent and the Banks may reasonably request;

(e)               receipt by the Agent, with respect to each Borrower, of a certificate manually signed by an officer of such Borrower which is reasonably satisfactory to the Agent to the effect set forth in clause (d) of Section 3.02 hereof and, if such Borrower is submitting a Notice of Borrowing on the Effective Date, clauses (b) and (c) of Section 3.02 hereof, in each case with respect to such Borrower, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent;

(f)                receipt by the Agent, with respect to each Borrower, of a manually signed certificate from the Clerk, Secretary or Assistant Secretary of such Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories of such Borrower who are authorized to execute and take actions under the Loan Documents for and on behalf of such Borrower, and (1) certifying and attaching copies (or a website containing, or EDGAR reference to, such copies being certified) of (i) all Charter Documents (other than those delivered pursuant to Section 3.01(h) hereof), with all amendments, restatements, supplements or other modifications thereto, and (ii) the resolutions of such Borrower’s Managing Body authorizing the transactions contemplated hereby, and (2) certifying that the following have been posted to EDGAR with respect to, and under the name of, such Borrower: (i) the Offering Document and such material as accurately and completely sets forth all Investment Policies and Restrictions not reflected in the Offering Document, (ii) the investment management agreement between such Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which such Borrower is a party as then in effect, (iii) the Custody Agreement with respect to such Borrower and (iv) such Borrower’s report(s) to shareholders referred to in Section 4.08(a) hereof;

(g)               receipt by the Agent of a legal existence and good standing certificate for each Company from the jurisdiction of its formation, dated as of a recent date;

(h)               receipt by the Agent, with respect to each Borrower, of a copy of the trust declaration of the Related Company of such Borrower, with all amendments, restatements, supplements or other modifications thereto, certified by the Secretary of State of the State of its formation;

(i)                 the Agent shall have completed its due diligence review with respect to each Borrower and the results of any such due diligence review are satisfactory in form and substance to the Agent;

(j)                 receipt by the Agent of all documents (including, without limitation, duly completed Forms FR U-1), opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of each Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, if any, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent;

(k)               receipt by the Agent of a payoff letter and an irrevocable letter of direction in all respects satisfactory to the Agent to the effect that, or other evidence satisfactory to it that,

all commitments in favor of each Borrower under, and all of the principal, interest, fees and other sums owing by such Borrower under, and all Liens, if any, securing the obligations of such Borrower in connection with, the Existing Committed Agreement shall have been terminated and satisfied in full, as the case may be; and

(l)                 receipt by the Agent of payment of all (i) reasonable out-of-pocket expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder, and (ii) fees then payable hereunder or under a separate fee letter;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than the date hereof. The Agent shall promptly notify the Borrowers and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02.              All Borrowings. The obligation of each Bank to make a Loan to a Borrower on the occasion of any borrowing is subject to the satisfaction of the conditions precedent set forth in Section 3.01 hereof (or such conditions being waived in accordance with Section 9.05 hereof) and the satisfaction of the following conditions:

(a)               receipt by the Agent of a Notice of Borrowing from such Borrower as required by Section 2.02 hereof, along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Agent;

(b)               the fact that, immediately after such borrowing, (i) the aggregate amount of such Borrower’s outstanding Debt shall not exceed the Maximum Amount with respect to such Borrower, (ii) the aggregate outstanding principal balance of all Loans would not exceed the Aggregate Commitment Amount as in effect on such date, and (iii) such Borrower would not have (or be expected to have) all or any portion of any Loans outstanding for sixty (60) or more consecutive days;

(c)               the fact that, immediately before and after such borrowing, (i) no Default with respect to such Borrower shall have occurred and be continuing and (ii) no Advance shall be outstanding to such Borrower under the Bilateral Agreement;

(d)               the fact that the representations and warranties of such Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(e)               with respect to that particular Bank only, no change shall have occurred in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the reasonable opinion of such Bank would make it illegal for such Bank to make such Loan.

Each borrowing hereunder by a Borrower shall be deemed to be a representation and warranty by such Borrower on the date of such borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

Article IV.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants that:

SECTION 4.01.              Existence and Power; Investment Company. (a) The Related Company thereof is a trust formed under the laws of the jurisdiction of its formation. The Related Company thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all trust powers and all authorizations and approvals required to carry on its business as now conducted. The Related Company thereof is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of such Borrower’s Obligations, requires such qualification, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect with respect to such Borrower. Such Borrower is not an Affected Financial Institution.

(b)               The Related Company thereof is an open-end (or, in the case of Putnam Mortgage Recovery Fund and any other Company so indicated on Schedule 2, a closed-end) management investment company registered as such under the Investment Company Act, such Borrower is a series thereof, and the outstanding shares of each class of its stock (i) have been validly issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act to the extent required, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made, except where failure to make such filings would not have a Material Adverse Effect with respect to such Borrower.

SECTION 4.02.              Authorization; Execution and Delivery, Etc. The execution and delivery by such Borrower of this Agreement and each of the other Loan Documents, and the performance by the Borrower of the Obligations, are within its trust powers, as applicable, and have been duly authorized by all requisite action by such Borrower. This Agreement and each of the other Loan Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by such Borrower, and constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower and its assets in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.03.              Noncontravention. Neither the execution and delivery by such Borrower of this Agreement, any other Loan Document, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by such Borrower (a) conflicts with, or results in a breach or violation of, or constitutes a default under any of the Charter Documents of such Borrower, (b) conflicts with or contravenes (i) any Applicable Law with respect to such Borrower, (ii) any contractual restriction binding on or affecting such Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting such Borrower or any of its assets, (c) with or without satisfying any requirement for the giving of notice or the passage of time (or both), would result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability under, any contractual obligation or any agreement or document to which such Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) result in any Adverse Claim upon any asset of such Borrower.

SECTION 4.04.              Governmental Authorizations; Private Authorization. Such Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by such Borrower of, and the performance by such Borrower of its obligations under, this Agreement and each of the other Loan Documents and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by such Borrower in connection with the execution and delivery by such Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05.              Regulations T, U and X. The execution, delivery and performance by such Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereunder and thereunder will not (assuming all Federal Reserve Forms referred to in Article III shall have been executed and delivered by such Borrower and the appropriate Bank for retention in the files of such Bank) violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06.              Non-Affiliation with Banks. Schedule 3 hereto sets forth each Affected Borrower, if any, with respect to each Bank.

SECTION 4.07.              Subsidiaries. Such Borrower has no Subsidiaries, except that each Borrower shall be permitted to have one Subsidiary; provided that (i) such Subsidiary shall at all times be wholly-owned by such Borrower, (ii) such Subsidiary shall at no time have any Indebtedness for borrowed money, (iii) such Borrower shall at no time invest more than 25% of its assets in such Subsidiary, and (iv) such Subsidiary shall be managed by the Investment Adviser or a Control Affiliate thereof at all times.

SECTION 4.08.              Financial Information. (a) (i) The most recent statement of assets and liabilities of such Borrower as of such Borrower’s Fiscal Year End Date, and the related statements of operations and changes in net assets for the fiscal year ended on such date, reported on by KPMG LLP or PricewaterhouseCoopers LLP, as applicable, and set forth in such Borrower’s annual report for the fiscal year ended on such date, together with the notes and schedules thereto, (ii) as of the Effective Date, the most recent semi-annual statement of assets and liabilities of such Borrower, and the related statements of operations and changes in net assets for the fiscal period ended on such date, and set forth in such Borrower’s semi-annual report for the two fiscal quarters ended on such date, and (iii) each financial statement delivered by such Borrower to the Banks in accordance with Section 5.01 hereof, in each case presents and will present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnotes), the financial position of such Borrower as of such date.

(b)               Since the date of the semi-annual report with respect to such Borrower referred to in Section 4.08(a)(i) hereof, there has been no event or circumstance that has resulted in a Material Adverse Effect with respect to such Borrower.

(c)               Each of the financial statements of such Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly presents all material contingent liabilities in accordance with Generally Accepted Accounting Principles, subject, in the case of unaudited financial statements, to the absence of footnotes and year-end adjustments.

SECTION 4.09.              Material Litigation. There is no Material Litigation with respect to such Borrower.

SECTION 4.10.              ERISA. (a) Such Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b)               None of the following (individually or collectively) constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not effective: (i) the execution and delivery of this Agreement by such Borrower, (ii) the incurrence by such Borrower of any obligation under the Loan Documents, (iii) the making of any Loan, (iv) the payment by such Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation of any other transaction with respect to such Borrower contemplated by the Loan Documents.

(c)               No asset or other property of the Borrower constitutes Plan Assets.

SECTION 4.11.              Taxes. Such Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. Such Borrower has timely filed all U.S. federal income Tax returns and all other material Tax returns which are required to be filed by it, if any, and has paid all Taxes due by such Borrower, except for any Taxes which are being contested in good faith by such Borrower by appropriate proceedings, with respect to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied, and the non-payment of which would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, and the charges, accruals and reserves on the books of such Borrower in respect of Taxes, if any, are, in the reasonable opinion of such Borrower, adequate.

SECTION 4.12.              Compliance. (a) The Related Company thereof and each Series thereof is in compliance with the Investment Company Act and the Securities Act except where (i) noncompliance therewith would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. Such Company and each Series thereof is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower. Such Borrower is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the non-compliance therewith would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower. Such Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions.

(b)               No Default with respect to such Borrower has occurred and is continuing.

(c)               Such Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits (i) its ability to incur Debt, or (ii) the amount of Debt which may be incurred by such Borrower. Such Borrower has not entered into any agreement with any Authority limiting its ability to incur indebtedness.

SECTION 4.13.              Fiscal Year. Such Borrower has a fiscal year which is twelve calendar months and, as of the Effective Date, ends on its Fiscal Year End Date of each year.

SECTION 4.14.              Full Disclosure. All written information furnished by such Borrower to the Agent and to the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby was true and accurate in all material respects (taken as a whole) on the date as of which such information (taken as a whole) was stated or certified, and no such information contained any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect in light of the circumstances in which such statements were made. Such Borrower has disclosed to the Agent in writing all facts (other than economic conditions, generally, or that are specific to the mutual funds industry) which, to the best of such Borrower’s knowledge after due inquiry (to the extent such Borrower can now reasonably foresee), may give rise to the reasonable possibility of a Material Adverse Effect with respect to such Borrower.

SECTION 4.15.              Offering Document. The information set forth in the Offering Document of such Borrower and each report to stockholders of such Borrower, was, on the date thereof, true, accurate and complete in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

SECTION 4.16.              OFAC, Anti-Corruption and Other Regulations. (a) None of the Related Company thereof, such Borrower, or any Subsidiary thereof, nor any trustee or director, other than an independent trustee or director, (as applicable), or officer of such Related Company, such Borrower or any such Subsidiary, nor, to such Borrower’s knowledge, any independent trustee or independent director, employee, agent or affiliate of such Related Company, such Borrower or any such Subsidiary is a Person that is, or is owned or controlled by Persons that are (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control, the U.S. Department of

State, the United Nations Security Council, the European Union, His Majesty's Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident of a country, region or territory that is, or whose government is, the subject of Sanctions so as to result in a violation of Sanctions, (b) such Related Company, such Borrower and each Subsidiary thereof has implemented and maintains in effect policies and procedures designed to ensure compliance by such Related Company, such Borrower and such Subsidiary and their respective trustees, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (c) such Related Company, such Borrower, each Subsidiary thereof and their respective trustees and directors (other than independent trustees and directors) and officers and, to the knowledge of the Borrower, its independent trustees and independent directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

SECTION 4.17.              Title to Assets. Such Borrower has good and marketable title to all its assets and other property, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

Article V.
COVENANTS

Each Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable by such Borrower under the Loan Documents remains unpaid:

SECTION 5.01.              Information. Subject to Section 9.01 hereof, such Borrower will deliver to the Agent for distribution to each Bank:

(a)               as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of such Borrower for such fiscal year, together with an audit report thereon issued by KPMG LLP or PricewaterhouseCoopers LLP, as applicable, or other independent public accountants of nationally recognized standing;

(b)               as soon as available and in any event within 60 days after the end of the first semi-annual period of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of such Borrower for such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied;

(c)               as soon as available and in any event within five (5) Domestic Business Days after June 30 and December 31 of each year, a certificate of an Authorized Signatory of such Borrower in the form of Exhibit C stating whether, as of such June 30 or December 31, as applicable, any Default with respect to such Borrower existed and, if any Default existed as of such date, setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(d)               promptly and in any event within (i) one (1) Domestic Business Day after any officer of such Borrower obtains knowledge of any Default with respect to such Borrower, if such Default is then continuing, a certificate of an Authorized Signatory of such Borrower setting forth the details thereof, and (ii) three (3) Domestic Business Days after such officer obtains knowledge of such Default, a certificate of an Authorized Signatory of such Borrower either (x) advising that such Default no longer exists, or (y) setting forth the action which such Borrower has taken, is taking or proposes to take with respect thereto;

(e)               if, on any Domestic Business Day, (i) a Borrower shall not have delivered to the Agent either a written Borrowing Request or a written Notice of Repayment by 1:00 p.m.(Eastern time) on such Domestic Business Day, and (ii) all or any portion of any Loan to such Borrower shall be outstanding, then by 1:00 p.m. (Eastern time) on such Domestic Business Day such Borrower shall deliver or cause to be delivered to the Agent a rollover certificate substantially in the form of Exhibit B attached hereto;

(f)                promptly after the filing thereof, copies of all material reports, documents or other material information relating to the financial condition of such Borrower that are filed with the SEC, all proxy materials and copies of any material change to any Prospectus or registration statement;

(g)               promptly upon any officer, trustee or director of such Borrower becoming aware of any Material Litigation, notice and a description thereof and copies of any filed complaint relating thereto; and

(h)               from time to time such additional documents and information as the Agent, at the request of any Bank, may (x) reasonably request regarding the business or financial position of such Borrower, and (y) request in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies.

SECTION 5.02.              Payment of Obligations. Such Borrower will pay and discharge, at or before maturity, all of such Borrower’s lawful obligations and liabilities that, if unpaid, would reasonably be expected to have a Material Adverse Effect with respect to such Borrower, including, without limitation, Tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03.              Maintenance of Insurance. Such Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of such Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered open-end (or closed-end, as applicable) investment companies; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04.              Conduct of Business and Maintenance of Existence. (a) Such Borrower will continue to engage in business of the same general type as now conducted by it as described in its Offering Document and as provided pursuant to its Investment Policies and Restrictions as in effect on the Effective Date.

(b)               Except to the extent permitted by Section 5.09 hereof, the Related Company thereof will preserve, renew and keep in full force and effect its existence as a trust under the laws of its state of organization and its rights, privileges and franchises necessary in the normal conduct of its business. The Related Company thereof will maintain in full force and effect its registration as an open-end (or closed-end, as applicable) management company under the Investment Company Act.

(c)               Such Borrower will not amend, restate, supplement or otherwise modify any of its Charter Documents or its Pricing Procedures if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect with respect to such Borrower. Such Borrower will provide copies to the Agent of all amendments, restatements, supplements, and other modifications of any of its Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement, or other modification or, if not practicable, as soon as practicable (and in any event within two (2) weeks) thereafter. Such Borrower will comply in all material respects with its Pricing Procedures and its Charter Documents.

(d)               Such Borrower will at all times place and maintain its investments in the custody of its Custodian.

SECTION 5.05.              Compliance with Laws. The Related Company thereof and each Series thereof will comply in all respects with the Investment Company Act, all other Applicable Laws and the requirements of any Authority with respect thereto except where (i) non-compliance therewith would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, (ii) the necessity of compliance therewith is contested in good faith by such Borrower by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. Such Borrower will file all federal and other tax returns, reports and declarations (subject to applicable extensions) required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by such Borrower and as to which such Borrower has established appropriate reserves on its books and records).

SECTION 5.06.              Inspection of Property, Books and Records. Such Borrower will, or will cause its Custodian (on such Borrower’s behalf) to, keep proper books of account and records in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

SECTION 5.07.

Indebtedness. Such Borrower will not create, assume or suffer to exist any Indebtedness other than:

(a)               Debt arising under this Agreement, the Notes and the other Loan Documents;

(b)               Debt in favor of its Custodian incurred for purposes of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from its Custodian in the ordinary course of business;

(c)               Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default with respect to such Borrower and so long as execution is not levied thereunder and in respect of which such Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond;

(d)               Debt (other than Debt for borrowed money) arising in connection with Financial Contracts, portfolio investments and investment techniques arising in the ordinary course of such Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and other Applicable Law and consistent with such Borrower’s Investment Policies and Restrictions;

(e)               prior to the Effective Date, Debt under the Existing Committed Agreement;

(f)                Debt under the Bilateral Agreement, provided that such Borrower shall not have any Loan outstanding under this Credit Agreement at the same time as an Advance is outstanding to such Borrower under the Bilateral Agreement; and

(g)               Debt in respect of Interfund Loans.

SECTION 5.08.              Liens. Such Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Loan Documents, (b) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for judgments or decrees, taxes, assessments or other governmental charges or levies the payment of which is not at the time required (subject to extensions) or is being contested in good faith, (c) Liens in favor of its Custodian granted pursuant to its Custody Agreement to secure obligations of such Borrower arising thereunder, (d) Liens created in connection with such Borrower’s portfolio investments (including Financial Contracts and reverse repurchase agreements), securities lending and investment techniques (and not for the primary purpose of borrowing money) to the extent permitted by the provisions of the Offering Document and the Investment Policies and Restrictions and (e) Liens securing Interfund Loans as contemplated by Section 5.23(d).

SECTION 5.09.

Consolidations, Mergers and Sales of Assets. Neither the Related Company thereof nor such Borrower will divide or will consolidate or merge with or into any other Person or reorganize its assets into another entity, nor will such Related Company or such Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except (a) that each Series of such Company may sell its assets in the ordinary course of business as described in its Offering Document, and (b) Permitted Mergers.

SECTION 5.10.              Use of Proceeds. Such Borrower shall use the proceeds of each Loan made to it solely (a) initially, to repay the Debt under the Existing Committed Agreement in full, and (b) thereafter, for temporary or emergency purposes (including, without limitation, the funding of redemptions and trade settlement), provided that in no event shall the proceeds of any Loan be used for anything other than its general business purposes or working capital purposes.

SECTION 5.11.              Compliance with Investment Policies and Restrictions. Such Borrower will at all times comply in all material respects with its Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent in any material respect with its Investment Policies and Restrictions.

SECTION 5.12.              Non-Affiliation with Banks. [Reserved]

SECTION 5.13.              Regulated Investment Company. Such Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14.              No Subsidiary. Except as contemplated by Section 4.07 hereof, such Borrower will not have at any time any Subsidiary.

SECTION 5.15.              ERISA. Such Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16.              Fiscal Year. Such Borrower will not change its fiscal year from that set forth in Section 4.13 hereof without prior written notice to the Agent.

SECTION 5.17.              Margin Regulations. Such Borrower will not permit the making of any Loan to such Borrower or the use of the proceeds thereof to violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 5.18.              Custodian; Administrator; Auditor. Such Borrower will not change its administrator (other than to a control affiliate of Putnam Investment Management, LLC), auditor (other than to another “big four” firm) or Custodian.

SECTION 5.19.

Asset Coverage. Such Borrower will not at any time permit the aggregate amount of its Total Liabilities that are Senior Securities Representing Indebtedness to exceed the Applicable Percentage of its Adjusted Net Assets.

SECTION 5.20.              Maximum Amount. Such Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount for such Borrower.

SECTION 5.21.              Restricted Payments. Such Borrower will not declare or make, or allow to be declared or made, any Restricted Payment, except:

(a)               such Borrower may declare or make any Restricted Payment payable solely in shares of the common stock of the Borrower,

(b)               such Borrower may declare or make any Restricted Payment if no principal of any Loan to such Borrower shall be outstanding,

(c)               such Borrower may declare or make any Restricted Payment if, immediately before and after giving effect thereto, no Event of Default with respect to such Borrower shall exist or would occur,

(d)               Restricted Payments to the extent required by Applicable Law, and

(e)               Restricted Payments to the extent required to enable such Borrower to qualify as a “regulated investment company” under Sections 851-855 of the Internal Revenue Code or otherwise minimize or eliminate federal or state income or excise taxes payable by such Borrower.

SECTION 5.22.                  OFAC, Anti-Corruption and Other Regulations. Until all Obligations have been paid in full and the Commitments have been terminated, such Borrower hereby covenants and agrees as follows (a) to not, directly or, knowingly, indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary thereof, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country, region or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions in each case so as to result in a violation of Sanctions, or (iii)in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise); and (b) to maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by such Borrower, its Funds and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.23.              Interfund Lending. Such Borrower will not be or become either an obligor or an obligee in respect of any Interfund Loan at any time, other than in compliance with the following conditions and limitations:

(a)               such Interfund Loan (i) is not otherwise prohibited by law, (ii) is conducted on terms and conditions in compliance in all respects with the Interfund Lending Exemptive Order, (iii) has been duly authorized by each party thereto, (iv) is not in contravention of such Borrower’s Offering Document, or any applicable law, rule or regulation, or any agreement to which such Borrower is a party or otherwise bound, including, without limitation, any agreement relating to any Interfund Loan, and (v) if borrowed by such Borrower, is deemed to be Debt of such Borrower for all purposes of this Agreement;

(b)               such Borrower may not be a lender of an Interfund Loan at any time during which such Borrower has any Loan outstanding hereunder nor may such Borrower use the proceeds of any Loan to make an Interfund Loan;

(c)               upon and during the continuance of any Default with respect to such Borrower, such Borrower will not make or permit any payment or prepayment of any Interfund Loan owing by such Borrower, unless such Borrower concurrently makes a pro rata payment or prepayment of any Loan owing by such Borrower; and

(d)               if at any time a Borrower shall secure an Interfund Loan with collateral, such Borrower shall simultaneously therewith (i) in a manner reasonably acceptable to the Agent, equally and ratably secure its outstanding Loans, in the same manner and to the same extent as such Interfund Loan, (ii) to the extent reasonably required by the Agent, cause the lender of such Interfund Loan to enter into an intercreditor agreement with the Agent in form and substance reasonably satisfactory to the Agent, and (iii) execute and deliver, or cause to be executed and delivered, such other agreements (including amendments to the Loan Documents), documents, instruments, certificates, Forms FR U-1 and legal opinions as the Agent may reasonably require.

SECTION 5.24.              Further Assurances. Such Borrower shall execute and deliver all such documents and instruments, and take all such actions, as the Agent may from time to time reasonably request with respect to the transactions contemplated hereunder or under any of the other Loan Documents.

Article VI.
DEFAULTS

SECTION 6.01.              Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing with respect to a Borrower:

(a)               such Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any interest on any Loan to such Borrower or any fees or any other amount payable by such Borrower hereunder or under any of the other Loan Documents within three (3) Domestic Business Days of the due date therefor, or (ii) any principal of any Loan to such Borrower; or

(b)               such Borrower shall fail to observe or perform any covenant to be observed or performed by such Borrower and contained in Sections 5.01(a), (b), (c), (d) or (e), 5.04(b), 5.05, 5.07, 5.08, 5.09, 5.10, 5.13, 5.14, 5.15, 5.17, 5.18, 5.19, 5.20, 5.21, 5.22 or 5.23 hereof; or

(c)               such Borrower shall fail to observe or perform any covenant or agreement to be observed or performed by such Borrower contained in this Agreement or any Loan Document (other than those covered by clauses (a) or (b) of this Section) and such failure shall continue unremedied for a period of thirty (30) days; or

(d)               any representation, warranty, certification or statement made (or deemed made) by such Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e)               such Borrower shall fail to make any payment in respect of any Debt of such Borrower in an aggregate principal amount in excess of the Threshold Amount for such Borrower when due (after giving effect to any applicable grace period); or

(f)                any default or other similar event shall occur with respect to Debt of such Borrower in excess of the Threshold Amount for such Borrower or Debt of such Borrower under the Bilateral Agreement which (i) results in the acceleration of the maturity of such Debt, (ii) enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof, or (iii) in the case of Debt arising under a Financial Contract, enables the other party thereto to terminate such Financial Contract; or

(g)               the Related Company thereof or any Series thereof shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Related Company thereof or any Series thereof shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h)               an involuntary case or other proceeding shall be commenced against the Related Company thereof or any Series thereof seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Related Company thereof or any Series thereof under the federal bankruptcy laws (or any comparable Applicable Law) as now or hereafter in effect; or

(i)                 a judgment or order for the payment of money in excess of the Threshold Amount (after giving effect to applicable insurance coverage) for such Borrower shall be rendered against such Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j)                 the Investment Adviser shall cease to be the investment adviser to such Borrower unless the successor thereto (A) is a Control Affiliate thereof, or (B) is acceptable to the Agent and the Required Banks, each in its or their sole and absolute discretion; or

(k)               the investment adviser of such Borrower shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is a Control Affiliate thereof, or (ii) sell or otherwise dispose of all or substantially all of its assets; or

(l)                 the Investment Adviser shall fail to be a Control Affiliate of Great-West Lifeco Inc., without the consent of the Agent and the Required Banks, each in its or their sole and absolute discretion; or

(m)             the suspension of registration of such Borrower’s shares or the commencement of any proceeding for such purpose; or

(n)               any Fundamental Policy of such Borrower is changed (other than pursuant to a Permitted Merger of one or more Funds into another Fund, pursuant to which the Fundamental Policies of one of such Funds become the Fundamental Policies of the surviving Fund);

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments with respect to such Borrower, and they shall thereupon terminate (and such Borrower shall not thereafter have any right to borrow any Loan), and (ii) if requested by Banks constituting Required Banks by notice to such Borrower declare such Borrower’s Loans (together with accrued interest thereon) to be, and such Loans (together with accrued interest thereon and all other sums owing by such Borrower under the Loan Documents) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in clause (g) or (h) of this Section with respect to such Borrower, automatically without any notice to any Borrower or any other act by the Agent or any Bank, the Commitments with respect to such Borrower shall thereupon terminate (and such Borrower shall not thereafter have any right to borrow any Loan) and such Borrower’s Loans (together with accrued interest thereon and all other sums owing by such Borrower under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by such Borrower.

SECTION 6.02.              Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

Article VII.
THE AGENT

SECTION 7.01.              Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the

Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent.

SECTION 7.02.              Action by Agent. The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default except as expressly provided in Article VI. The Agent shall be deemed not to have knowledge of any Default with respect to a Borrower unless and until notice describing such Default is given to the Agent by such Borrower or a Bank.

SECTION 7.03.              Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Covered Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Covered Persons of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities as Agent.

SECTION 7.04.              Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to a Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) except to the extent of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final nonappealable judgment, in connection therewith. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine or to be signed by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Banks, the Agent may presume that such condition is satisfactory to the Banks unless the Agent shall have received notice to the contrary from a Bank within a reasonable period of time prior to the making of such Loan.

SECTION 7.05.

Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage (or, if the Commitments shall have expired or terminated, its Commitment Percentage as in effect immediately prior to such expiration or termination), indemnify the Agent and its Affiliates, officers, directors and employees (to the extent not reimbursed by the Borrowers) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however, that no action taken or not taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

SECTION 7.06.              Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07.              Successor Agent. The Agent may resign at any time by giving at least thirty (30) days’ prior written notice thereof to the Banks and the Borrowers. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrowers, which consent shall not be unreasonably withheld, conditioned or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance by an eligible Person of its appointment as successor “Agent” hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 7.08.              Agent as Bank. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Agent.

SECTION 7.09.              Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10.              Withholding Tax . To the extent required by any Applicable Law, the Agent may withhold from any interest payment to any Bank an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold Tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Bank shall indemnify the Agent (to the extent that the Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

SECTION 7.11.              Erroneous Payments. (a) If the Agent notifies a Bank, or any Person who has received funds on behalf of a Bank (any such Bank or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent, and such Payment Recipient shall (and shall cause any other Payment Recipient who received such funds on its behalf to) promptly, but in no event later than one (1) Domestic Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this paragraph shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Agent to the contrary.

(b)        Each Bank hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Bank under any Loan Document, or otherwise payable or distributable by the Agent to such Bank from any source, against any amount due to the Agent under the immediately preceding paragraph or under the indemnification provisions of this Agreement.

(c)        For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Agent after demand therefor in accordance with the provisions of this Section 7.11, (i) the Agent may elect, in its sole discretion on written notice to such Bank, that all rights and claims of such Bank with respect to the Loans or other Obligations owed to it up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Agent upon such election; after such election, the Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five (5) Domestic Business Days’ written notice to such Bank, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Bank, and (ii) each party hereto agrees that, except to the extent that the Agent has sold such Loan, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights of such Bank with respect to the Erroneous Payment Return Deficiency (such rights, the “Erroneous Payment Subrogation Rights”).

(d)        The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from such Borrower for the purpose of making such Erroneous Payment.

(e)        To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and each hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.

(f)        Each party’s obligations, agreements and waivers under this Section 7.11 with respect to the making of any Erroneous Payment shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge

Article VIII.
CHANGE IN CIRCUMSTANCES

SECTION 8.01.              Additional Costs; Capital Adequacy. (a) If any new law, rule or regulation, or any change after the date hereof in the interpretation or administration of any

Applicable Law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its Applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i)                 subject any Bank (or its Applicable Lending Office) to any Tax with respect to its Loans, its Note or its Commitment, in each case with respect to any Borrower, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) by such Borrower of the principal of or interest on its Loans or any other amounts due under this Agreement or its Commitment, in each case except for any (A) Covered Tax, or (B) Tax described in clauses (a)(2), (b), (c), or (d) of the definition of Excluded Taxes; or

(ii)              impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loans, its Note or its Commitment, in each case with respect to such Borrower; or

(iii)            impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment, in each case with respect to such Borrower;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan to such Borrower or such Bank’s Commitment in favor of such Borrower, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) from such Borrower under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to such Borrower of the certificate required by clause (c) of this Section (with a copy to the Agent), such Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b)               If any Bank shall determine that any change after the date hereof in any existing Applicable Law, rule or regulation or any new law, rule or regulation regarding liquidity or capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding liquidity or capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s Loans to a Borrower or obligations to such Borrower hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to liquidity and capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) such Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c)               Each Bank will promptly notify each Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation from such Borrower pursuant to this Section and, upon the written request of the Borrowers, will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d)               Failure or delay on the part of any Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Bank pursuant to this Section for any increased costs or reductions incurred more than nine months prior to the date that such Bank notifies the Borrowers of the change giving rise to such increased costs or reductions and of such Bank’s intention to claim compensation therefor; provided further that, if the change giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 8.02.              Replacement Banks. Upon the election of any Bank to request reimbursement by a Borrower for amounts due under Section 8.01 or Section 2.11 hereof, or in the case of a Delinquent Bank, the Borrowers may find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrowers (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.02, it will promptly execute and deliver (against payment to such Bank of all sums owing to it under the Loan Documents, whether or not then due) all documents and instruments reasonably required by the Borrowers to assign such Bank’s Loans and Commitment to the applicable Replacement Bank.

SECTION 8.03.              Change of Law. For the avoidance of doubt and notwithstanding anything herein to the contrary, for all purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (ii) Basel III and all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

SECTION 8.04.

Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank (X) that has become subject of a Bail-in Action, or (Y) that:

(i) willfully does not,

(ii) does not as a result of a Failure (as defined below), or

(iii) has announced in writing it will not,

(A) make available to the Agent its pro rata share of any Loan or any other amount required to be paid by it hereunder, or (B) comply with the provisions of Section 9.04 hereof with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, in each case referred to in clause (X) or (Y) mentioned above, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied.

(b)       For purposes of this Section 8.04, a “Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or trust action, as applicable, to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect, or (v) such Bank has publicly announced that it will not be satisfying its funding obligations generally.

Article IX.
MISCELLANEOUS

SECTION 9.01.              Notices. (a) All notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto or by approved electronic communication in accordance with Section 9.01(b). Each such notice, request, consent or other communication shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)               Notices made by the Borrowers consisting of requests for loans or notices of repayments hereunder or items referred to in Sections 5.01(a), (b), (c), (d) and (f) hereof may be delivered or furnished by e-mail or other electronic communication (including internet or intranet websites) pursuant to procedures approved by the Agent such procedures, for the purposes of Sections 5.01(a) and (b) hereof and notwithstanding any other provision of this Section 9.01(b), including the timely filing of such documents with the SEC and such documents’ availability on EDGAR and/or Putnam.com/funddocuments, unless the Agent, in its discretion, has previously notified the Borrowers otherwise. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Agent has on record an effective e-mail address for such Bank). Each of the Agent and the Borrowers may, in its discretion, agree to accept other notices and communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. None of the Agent, any Bank, nor any of the directors, officers, employees, agents or Affiliates of the Agent or any Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c)               Unless the Agent otherwise prescribes, (i) notices and other communications sent to the Agent or any Bank at an e-mail address thereof shall be deemed to have been given when received, and (ii) if agreed to pursuant to paragraph (b), above, financial and other information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient.

(d)               Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(e)               Each Borrower hereby acknowledges that: (i) the Agent may make available to the Banks Specified Materials by posting some or all of the Specified Materials on an Electronic Platform approved by the Borrowers; (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (iii) the Electronic Platform is provided and used on an “As Is,” “As Available” basis; and (iv) neither the Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. The Agent, on behalf of itself and its Affiliates, expressly and specifically disclaims, with respect to the Electronic Platform, delays in posting or delivery, or problems accessing the specified materials posted on the electronic platform, and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Electronic Platform. No representation or warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Electronic Platform.

(f)                Each Bank hereby agrees that notice to it in accordance with this Section 9.01 specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of this Agreement, constitute effective delivery to such Bank of such Specified Materials.

(g)               Each Bank: (i) acknowledges that the Specified Materials, including information furnished to it by any Borrower or the Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non-public information concerning the Borrowers or their securities; and (ii) confirms that: (A) it has developed compliance procedures regarding the use of material, non-public information; and (B) it will handle such material, non-public information in accordance with such procedures and Applicable Laws, including federal and state securities laws.

SECTION 9.02.              No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03.              Expenses; Documentary Taxes; Indemnification. (a)(i) Each Borrower shall promptly pay its Pro-rata Share of all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of and the administration of the facility established hereby, and any termination hereof or thereof, (ii) each Borrower shall promptly pay all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with any waiver or consent hereunder requested by such Borrower or any amendment of any Loan Document requested by such Borrower or any waiver of any Default or alleged Default with respect to such Borrower, and (iii) if an Event of Default with respect to a Borrower occurs, such Borrower shall promptly pay all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel (but, absent conflicts of interest, only a single counsel for all Banks other than the Agent), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b)               Each Borrower agrees to indemnify the Agent, each Bank, and each of their Affiliates, and the officers, directors and employees of the Agent each Bank and each such Affiliate (each, a “Covered Person”) and hold each Covered Person harmless from and against such Borrower’s Pro-rata Share (except to the extent attributable to a particular Borrower, in which case only such Borrower shall be obligated under this paragraph (b)) of any and all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that (i) are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence or willful misconduct, or (ii) result from a claim brought by a Borrower, the Agent or any Bank against a Covered Person for breach in bad faith of such Covered Person’s obligations hereunder or under any other Loan Document, if such Borrower, the Agent or such Bank has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Payments under this Section 9.03 shall be made by a Borrower to the Agent for the benefit of the relevant Covered Person.

SECTION 9.04.              Set Off. During the continuance of any Event of Default with respect to a Borrower, any deposits or other sums credited by or due from any of the Banks or their respective Affiliates to such Borrower and any of such Borrower’s property in the possession of any such Bank or an Affiliate of such Bank may be applied to or set off by such Bank or Affiliate against the payment of the Obligations of such Borrower, provided that such Bank has given Agent prior written notice of such set off. Each of the Banks agrees with each other Bank that if such Bank shall receive from any Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank by such Borrower any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed by such Borrower to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it by such Borrower its proportionate payment thereof as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 9.05.              Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended, waived, supplemented or otherwise modified if, but only if, contained in a written agreement signed by the Borrowers and the Required Banks; provided that no such agreement shall (i) increase the Commitment Amount of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Bank affected thereby, (iii) postpone the Termination Date or the date of any payment for any Loan or any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Aggregate Commitment Amount, without the written consent of each Bank affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required hereby or the pro rata reduction of Commitment Amounts required hereby, without the written consent of each Bank affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend, supplement or otherwise modify any rights hereunder without the written consent of each Bank, or (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, in each case without the written consent of each Bank, provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06.              Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights or obligations under the Loan Documents without the prior written consent of all of the Banks (and any attempted assignment or transfer by such Borrower without such consent shall be null and void).

(b)               Any Bank may at any time grant to one or more commercial banks (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including, without limitation, the right to approve any amendment, restatement, supplement or other modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any amendment, restatement, supplement or other modification or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v), and (vi) of Section 9.05 hereof without the consent of the Participant. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clauses (c) or (d) of this Section shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 9.06(b). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Notes or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any

Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, or is otherwise required thereunder. The entries in the Participant Register shall be conclusive absent manifest error, and each Person whose name is recorded in the Participant Register shall be treated as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(c)               Subject to Section 9.06(f) hereof, any Bank may at any time assign to one or more financial institutions (each an “Assignee”) all, or a proportionate amount of at least $25,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance (each an “Assignment and Acceptance”) in substantially the form of Exhibit D attached hereto (or in such other form acceptable to the Agent) executed by such Assignee and such transferor Bank, with, if no Event of Default has occurred and is continuing, the written consent of each Borrower, which consent shall not be unreasonably withheld, conditioned or delayed, and of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that no such consent of any Borrower or the Agent shall be required if the Assignee is a Control Affiliate of the transferor Bank. Upon acceptance and recording of an Assignment and Acceptance pursuant to Section 9.06(h) hereof, from and after the effective date specified therein, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 8.01 and 9.03 hereof, as well as to any fees accrued for its account and not yet paid). Upon the consummation of any assignment pursuant to this Section 9.06(c) hereof, the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee. In connection with each such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $5,000. If the Assignee is not organized under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to each Borrower and the Agent the tax forms required by Section 2.11 hereof. The Assignee shall, prior to the date of consent of the Borrower to the assignment deliver to the Borrower and the Agent a certification as to exemption from deduction or withholding of any Taxes in accordance with Section 2.11 hereof (and thereafter shall be subject to the requirements thereof).

(d)               Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, its Note, and the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e)               No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 hereof than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers’ prior written consent.

(f)                No Person may become an Assignee pursuant to clause (c) above unless such Person constitutes a “bank” (as such term is used in Section 18(f)(1) of the Investment Company Act) in the reasonable judgment of each Borrower and the Agent. No Person may become an Assignee pursuant to clause (c) above if that Person is an Affiliate of any Borrower.

(g)               The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment Amounts of, and principal amounts of, and stated interest on, the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice.

(h)               Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, an administrative questionnaire (in such form as supplied by the Agent) completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the administrative fee referred to in Section 9.06(c) hereof and, if required, the written consent of the Borrowers and the Agent to such assignment and any applicable tax forms, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) revise Schedule 1 to reflect such Assignment and Acceptance and circulate such revised Schedule 1 to the Banks and the Borrowers, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.06(h).

SECTION 9.07.              Governing Law; Submission to Jurisdiction. This Agreement and each of the other Loan Documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Commonwealth of Massachusetts court or Federal court of the United States of America sitting in Boston, Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents whether sounding in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and the service of process in any suit being made upon it by mail at the address specified in Section 9.01 hereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by Applicable Law, all claims in respect of any such action or proceeding may be heard and determined in such Commonwealth of Massachusetts court or, to the extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower, or any of its property, in the courts of any jurisdiction.

SECTION 9.08.              WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except to the extent prohibited by law, each Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive, indirect or consequential damages or any damages other than, or in addition to, actual damages. Each Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09.              Confidential Material. (a) Each Bank agrees that any information, documentation or materials provided by each Borrower or such Borrower’s Affiliates, trustees, directors, officers, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of such Borrower or disclosing other non-public information in relation to this Agreement or the other Loan Documents (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b)               Confidential Material may be disclosed to Representatives of each Bank in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with such Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by such Borrower; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, regulators, auditors and accountants, (v) any other party to the Loan Documents or any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09, or (vi) any service providers for such Bank and its Affiliates, so long as such service provider first agrees to be bound by the provisions of this Section 9.09. Notwithstanding anything to the contrary contained in this Section, any information that would, but for this sentence, constitute

Confidential Material shall cease to be Confidential Material after the second anniversary of the date such information was first received by the Agent or any Bank.

SECTION 9.10.              USA Patriot Act. Each Bank that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Bank or the Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

SECTION 9.11.              Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

SECTION 9.12.              Survival. The provisions of Sections 7.05 and 9.03 hereof and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or other termination of the Commitments or the termination of any Loan Document or any provision thereof.

SECTION 9.13.              Limitation on Liability. Notwithstanding anything to the contrary contained in the Loan Documents (a) neither any of the members of the Managing Body of any Borrower (collectively, the “Members”) nor any shareholders or other equity holders of any Borrower (collectively, the “Shareholders”) nor any managers or officers of any Borrower (collectively, the “Officers”) shall have any personal liability whatsoever to any of the Banks or the Agent under any of the Loan Documents, (b) the Banks and the Agent shall look solely to the assets of each Borrower for the payment of any debt, damage, judgment or decree, or for any money that may otherwise become due or payable to any of them by such Borrower under any of the Loan Documents, and (c) all dealings, undertakings and obligations of the Members and/or the Shareholders and/or the Officers under the Loan Documents shall be deemed to have been made subject to the foregoing limitations; provided however that nothing contained herein shall limit, restrict, prevent or otherwise prohibit the Agent or any Bank from pursuing any claim or cause of action which it may now or hereafter have against any Member or Shareholder or Officer for fraud, misrepresentation of any material fact or misappropriation of funds or assets. A copy of each Borrower’s declaration of trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that obligations of each Borrower hereunder shall not be binding upon any of the shareholders, trustees, officers, employees or agents of such Borrower, personally, but shall bind only the trust property of such Borrower, as provided in its declaration of trust. The execution and delivery of this Agreement have been authorized by the trustees of each Borrower and signed by an officer of such Borrower, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of such Borrower as provided in its declaration of trust.

SECTION 9.14.              No Fiduciary Duty. Each Borrower hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (ii) neither the Agent nor any Bank has any fiduciary or advisory relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between such Borrower, on the one hand, and the Agent and each Bank, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agent, the Banks, and such Borrower.

SECTION 9.15.              Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of the Loan Documents by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of such Loan Document. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require any of the Agent or the Agreement Banks to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agreement Banks and the Borrowers, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of such Loan Documents, including with respect to any signature pages thereto. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 9.16.              Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.17.              Certain ERISA Matters. (a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i) such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, administration of and performance of the Loans the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 8414 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.

(b)               In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Agent is not a fiduciary with respect to the assets of such Borrower involved in such Borrower’s entrance into, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)               For purposes of this Section 9.17, the following terms have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the United States Bankruptcy Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the United

States Bankruptcy Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

SECTION 9.18.              Acknowledgement Regarding any Supported QFCERISA Matters

To the extent that any Loan Document (i) constitutes a QFC (such Loan Document, a “Loan Document QFC”), or (ii) provides support, through a guarantee or otherwise, for any Loan Document QFC, any Financial Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that such Loan Document and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)       In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under such Loan Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and such Loan Document were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Delinquent Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)        As used in this Section 9.16, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, each party hereto, intending this Agreement to take effect as an agreement under seal, has caused this Agreement to be duly executed by its duly authorized representative(s) as of the day and year first above written.

EACH TRUST LISTED ON SCHEDULE 2 HEREOF

By: ____________
Name:
Title:

[Putnam Investments Family of Funds]

STATE STREET BANK AND TRUST
COMPANY, as a Bank and as the Agent

By: _____________
Name: Janet Nolin
Title: Vice President

[Putnam Investments Family of Funds]

THE NORTHERN TRUST COMPANY, as a Bank

By: _____________
Name:
Title:

[Putnam Investments Family of Funds]